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                                                                Exhibit (a) (4)

                                 Genuity Inc.

                                 Election Form

                   Offer to Cancel and Regrant Stock Options

(For Employees receiving stock options between June 3, 2001 and December 3,
                                     2001)

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Election to Participate

I, ___[Option Holder]____, have received and carefully reviewed the Memorandum dated November 30, 2001 and the documents summarizing the Offer from Paul Gudonis to employees of Genuity Inc. (the "Company") holding options to purchase Common Stock of the Company under the Genuity Long-Term Stock Incentive Plan granted from June 30, 2000 through May 31, 2001. I elect to have one or more eligible option grant(s) held by me, as specified below, to be cancelled as of January 1, 2002. I understand that new options will be granted to me on July 2, 2002 as defined in the documents provided. I hereby agree that, unless I revoke my election prior to December 31, 2001, my election will be irrevocable and as such eligible options will be canceled as of January 1, 2002.

I hereby offer to cancel, upon the terms and conditions stated in the Memorandum and documents, the following eligible stock option grant(s), as indicated below.

                                                                                        Number of
                                                                                      stock options
    Check box        Option   Number of stock                                        to be cancelled
to elect to cancel Grant Date options granted Grant Price Original Vesting Schedule   and regranted
------------------ ---------- --------------- ----------- -------------------------- ---------------
       [ ]                                                    10%, 15%, 25%, 50%
                                                          respectively over 4 yeares

I acknowledge that if any of the option grant(s) listed above are selected to be cancelled and regranted, the following option grant will also be cancelled and regranted per the terms of the offer:

                                  10%, 15%, 25%, 50%
                              respectively over 4 yeares

By signing this Election Form, I acknowledge that I have read and fully understand the Memorandum and other documents provided to me relating to the Offer, and I accept the terms and conditions of the Offer knowingly and voluntarily. I acknowledge that I will have no right to exercise all or any part of the cancelled options in any event and the new options will only be issued to me if I continue to be employed by Genuity through July 2, 2002. Notwithstanding my agreement to cancel the eligible options specified above, I hereby acknowledge and agree that the Covenants set forth in my Employment Agreement remain in full force and effect and I remain bound by them, and that the terms and conditions of my Employment Agreement are hereby incorporated by reference.

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Election to Not to Participate

[_]     I elect to decline the opportunity to participate in the Offer


                            (Print Name)     (Signature)
                            Payroll ID:      Date